                                                                   Exhibit 99.8

                                  MEDIA LOGIC, INC.

                                        AND

                                 ADAR EQUITIES, LLC


                                 WARRANT AGREEMENT



                           Dated as of February 12, 1998

          WARRANT AGREEMENT (the "Agreement"), dated as of February 12, 1998 by and between MEDIA LOGIC, INC., a Massachusetts corporation (the "Company"), and ADAR EQUITIES, LLC (the "Placement Agent").

     The Company proposes to issue to the Placement Agent the warrants as hereinafter described (the "Warrants") to purchase 250,000 shares of common stock of the Company, $.01 per value per share ("Common Stock") (such number of shares being hereinafter referred to as the "Shares"), each Warrant entitling
the holder ("Holder") thereof to purchase one share of Common Stock.   All
capitalized terms used herein and not otherwise defined herein shall have the same meanings as assigned thereto in that certain Placement Agency Agreement, dated as of October 29, 1997, by and between the Company, the Placement Agent and The Boston Group, L.P.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Issuance of Warrants: Form of Warrant. On February 12, 1998 (the "Issue Date") the Company shall issue, sell and deliver the Warrants to the Placement Agent or its bona fide officers or principals. The form of the Warrant and the form of Election to Purchase to be attached thereto shall be substantially as set forth on Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Co-Chairman, President or any Vice President of the Company, under its corporate seal affixed or in facsimile, and attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

     2. Registration. The Warrants shall be numbered and shall be registered in a Warrant register (the "Warrant Register"). The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claims to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be registered initially in the name of the Placement Agent in such denominations as the Placement Agency may request in writing to the Company; provided, however, that the Placement Agent may designate that all or a portion of the Warrants be issued in varying amounts directly to its bona fide officers or principals and to itself. Such designation will only be made by the Placement Agent if it determines that such issuances would not violate the interpretation of the Board of Governors of the National Association of Securities Dealers, Inc. (the "NASD"), relating to the review of corporate financing arrangements.

     3. Transfer of Warrants. The Holder of a Warrant Certificate, by its acceptance thereof, acknowledges that the Warrants are "restricted securities" which have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and represents that the Warrants are being acquired as an investment and not with a view to the distribution thereof and will not transfer such Warrants, except to bona fide officers, directors, shareholders, principals, employees or registered representatives of the Holder upon written request to the Company delivered in accordance with Section 10 hereof and upon delivery of the Warrant Certificate duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto. The Warrants may be exchanged at the option of the Holder thereof for other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock upon surrender to the Company or its duly authorized agent. The Company may require payment of a sum sufficient to cover all taxes and other governmental charges that may be imposed in connection with any voluntary transfer, exchange or other disposition of the Warrants. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person, if such transfer would violate the Securities Act or applicable state securities laws.

     4.   Exercise of Warrants.

     (a) Term of Warrants: Exercise of Warrants. Each Warrant entitles the registered owner thereof to purchase one Share at a purchase price equal to $2.00 per Share ( the "Exercise Price") and shall be exercisable for sixty (60) months commencing on March 29, 1998. Subject to the provisions of this Agreement, each Holder shall have the right, which may be exercised as set forth in such Warrants, to purchase from the Company (and the Company shall issue and sell to such Holder) the number of fully paid and nonassessable shares (rounded up to the nearest full share) specified in such Warrants, upon surrender to the Company, or its duly authorized agent, of such Warrants, with the form of Election to Purchase attached thereto duly completed and signed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or savings and loan association) or trust company located in the United States or a member of the NASD and upon payment to the Company of the Exercise Price for the number of Shares in respect of which such Warrants are then exercised. Payment of such Exercise Price may be made in cash or by certified check or official blank check payable to the order of the Company. No adjustment shall be made for any dividends on any Shares issuable upon exercise of a Warrant.

          (b) Cashless Exercise. In addition to the method of payment set forth in Section 4(a) and in lieu of any cash payment required thereunder, the Holder may at any time and from time to time exercise the Warrant in full or in part by surrendering the Warrant in the manner specified above in exchange for a number of shares of Common Stock equal to the product of (x) the number of shares as to which the Warrant is being exercised multiplied by (y) a fraction, the numerator of which is the Fair Market Value (as defined below) of one share of Common Stock less the Purchase Price and the denominator of which is such Fair Market Value of one share of Common Stock.

          (c) Definition. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean the Fair Market Value of a share of the Company's Common Stock. Fair Market Value of a share of Common Stock as of a Determination Date shall mean:

     (i) If the Company's Common Stock is traded on an exchange or is quoted on the Nasdaq National Market ("Nasdaq"), then the closing or last sale price, respectively, reported for the last business day (on which a sale in the Common Stock was made) immediately preceding the Determination Date.

     (ii) If the Company's Common Stock is not traded on an exchange or on Nasdaq but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the last business day (on which a sale in the Common Stock was made) immediately preceding the Determination Date.

          (d) Upon each surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch (and in no event more than three business days from the date of each such surrender and payment) to or upon the written order of the Holder of such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full shares of Common Stock to which such Holder shall be entitled on such exercise. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of Warrants and payment of the Exercise Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of such Exercise Price, the transfer books for the Common Stock or other class of securities issuable upon the exercise of such Warrants shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such shares; provided, further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holder(s) thereof, either in full or from time to time in part and, in the event that any Warrant is exercised in respect of less than all of the Shares issuable upon such exercise, a new Warrant or Warrants will be issued for the number of Shares for which such Warrant may still be exercised.

     5. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Holder of Warrants in respect of which such Shares are issued.

     6. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such mutilation, loss, theft or destruction of such Warrant and indemnity, if requested, reasonably satisfactory to the Company. An applicant for such substitute Warrants shall also comply with such other reasonable regulations to pay such other reasonable charges and expenses as the Company may prescribe.

     7. Reservation of Shares, etc. The Company shall at all times keep reserved, out of the authorized and unissued Common Stock of the Company, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. American Stock Transfer & Trust Co., transfer agent for the Common Stock (the "Transfer Agent"), and every subsequent transfer agent, if any, for the Company's securities issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's securities issuable upon the exercise of the Warrants. The Company will supply the Transfer Agent or any subsequent transfer agent with duly executed certificates for such purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of such Warrants.

     8.   Registration Rights.

          (a) Demand Registration Rights. The Company covenants and agrees with the Placement Agent and any other or subsequent Holders of the Registrable Securities (as defined in paragraph (f) of this Section 8) that, subject to the availability of audited financial statements which would comply with Regulation S-X under the Securities Act, upon written request of the then Holder(s) of at least a majority of the Warrants or the Registrable Securities, or both, which were originally issued to the Placement Agent or its designees, made at any time within the period commencing on the Issue Date and ending five years after the Issue Date, the Company will file as promptly as practicable and, in any event, within 60 days after receipt of such written request, at its expense (other than the fees of counsel and sales commissions for such Holders), no more than once, a post-effective amendment (the "Amendment") to a registration statement, or a new registration statement which shall be on Form S-3 if the Company is then eligible to use Form S-3, or a Regulation A Offering Statement (an "Offering Statement") under the Securities Act, registering or qualifying the Registrable Securities for sale. Within fifteen (15) days after receiving any such notice, the Company shall not be obligated to any such other Holder unless such other holder shall accept such offer by notice in writing to the Company within ten
(10) days thereafter. The Company will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause to become effective such Amendment, registration statement or Offering Statement as promptly as practicable and for a period of nine months thereafter to reflect in the Amendment, registration statement or Offering Statement financial statements which are prepared in accordance with Section 10(a)(3) of the Securities Act and any facts or events arising that, individually, or in the aggregate, represent a fundamental and/or material change in the information set forth in the Amendment, registration statement or Offering Statement to enable any Holders of the Warrants to either sell such Warrants or to exercise such Warrants and sell Shares, or to enable any holders of Shares to sell such Shares, during said nine-month period.

          (b) Piggyback Registration Rights. The Company covenants and agrees with the Placement Agent and any other Holders or subsequent Holders of the Registrable Securities that if, at any time within the period commencing on the Issue Date and ending five years after the Issue Date, it proposes to file a registration statement or Offering Statement with respect to any class of equity or equity-related security under the Securities Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities and the registration form or Offering Statement to be used may be used for registration of the Registrable Securities other than on Form S-8 or Form S-4 or their then equivalents, the Company will give prompt written notice (which, in the case of a registration statement or notification pursuant to the exercise of demand registration rights other than those provided in Section 8(a) of this Agreement, shall be within ten (10) business days after the Company's receipt of notice of such exercise and, in any event, shall be at least 30 days prior to such filing) to the Holders of Registrable Securities (regardless of whether some of the Holders shall have therefore availed themselves of the right provided in Section 8(a) of this Agreement) at the addresses appearing on the records of the Company of its intention to file a registration statement or Offering Statement and will offer to include in such registration statement or Offering Statement all but not less than 20% of the Registrable Securities and limited, in the case of a Regulation A offering, to the amount of the available exemption, subject to paragraphs (i) and (ii) of this paragraph (b), such number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the giving of notice by the Company. All registrations requested pursuant to this paragraph (b) are referred to herein as "Piggyback Registrations". All Piggyback Registrations pursuant to this paragraph (b) will be made solely at the Company's expense.

          (i) Priority on Primary Registrations. If a Piggyback Registration includes an underwritten primary registration on behalf of such Company and the underwriter(s) for such offering determines in good faith and advises the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the distribution of such securities that the Company, the Company will include in such registration (A) first, the securities that the Company proposes to sell and (B) second, the Registrable Securities requested to be included in such registration, apportioned pro rata among the Holders of Registrable Securities, provided, however, the Company will use its best efforts to include not less than 20% of the Registrable Securities, and (C) third, securities of the holders of other securities requesting registration.

          (ii) Priority on Secondary Registrations. If a Piggyback Registration consists only of an underwritten secondary registration on behalf of holders of securities of the Company (other than pursuant to Section 8(a)), and the underwriter(s) for such offering advises the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among all such holders on the basis of the number of shares requested to be included by each such holder, provided, however, the Company will use its best efforts to include not less than 20% of the Registrable Securities, and (B) second, other securities requested to be included in such registration.

     Notwithstanding the foregoing, if any such underwriter shall determine in good faith and advise the Company in writing that the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company, then the Holders of such Registrable Securities shall delay their offering and sale for such period ending on the earliest of (1) 60 days following the effective date of the Company's registration statement, (2) the day upon which the underwriting syndicate, if any, for such offering shall have been disbanded or, (3) such date as the Company, managing underwriter and Holders of Registrable Securities shall otherwise agree. In the event of such delay, the Company shall file such supplements, post-effective amendments and take any such other steps as may be necessary to permit such Holders to make their proposed offering and sale for a period of 120 days immediately following the end of such period of delay. If any party disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company, the underwriter, and the Placement Agent. Notwithstanding the foregoing, the Company shall not be required to file a registration statement to include Shares pursuant to Section 8(a) or 8(b) if independent counsel, satisfactory to counsel for the Company and counsel for the Placement Agent, renders an opinion to the Company that the Shares proposed to be disposed of may be transferred pursuant to the provisions of Rule 144 under the Securities Act or otherwise without registration under the Securities Act.

          (c) Other Registration Rights. In addition to the rights above provided, the Company will cooperate with the then Holders of the Registrable Securities in preparing and signing any registration statement or Offering Statement, in addition to the registration statements and Offering Statements discussed above, required in order to sell or transfer the Registrable Securities and will supply all information required therefor, but such additional registration statement or Offering Statement, shall be at the then Holders' cost and expense; provided, however, that if the Company elects to register or qualify additional shares of Common Stock, the cost and expense of such registration statement or Offering Statement will be pro rated between the Company and the Holders of the Registrable Securities according to the aggregate sales price of the securities being issued. Notwithstanding the foregoing, the Company will not be required to file a registration statement or Offering Statement pursuant to this paragraph (c), (i) at a time when the audited financial statements required to be included therein are not available, which time shall be limited to the period commencing 45 days after the end of the Company's last fiscal year and ending 90 days after the end of such fiscal year, (ii) within 180 days after completion of a public offering by the Company of any of its Common Stock or equity-related securities or (iii) if it would adversely impact the Company in its capital raising plans or otherwise (in which latter case filing may be delayed no longer than 180 days.)

          (d) Action to be Taken by the Company. In connection with the registration of Registrable Securities in accordance with paragraphs (a), (b) or
(c) of this Section 8, the Company agrees to:

          (i) Bear the expenses of any registration or qualification under paragraphs (a) or (b) of this Section 8, including, but not limited to, reasonable legal accounting and printing fees, provided, however, that in no event shall the Company be obligated to pay (A) any fees and disbursements of special counsel for Holders of Registrable Securities, (B) any underwriters' discount or commission in respect of such Registrable Securities, (C) any stock transfer taxes attributable to the sale of the Registrable Securities, or (D) upon the exercise of any demand registration right provided for in paragraph (a) of this Section 8, the cost of any liability or similar insurance required by an underwriter, to the extent that such costs are attributable solely to the offering of such Registrable Securities, payment of which shall, in each case, be the sole responsibility of the Holders of the Registrable Securities; and

          (ii) Use its best efforts to register or qualify the Registrable Securities for offer or sale under state securities or Blue Sky laws of such jurisdictions in which the Placement Agent or such Holders shall reasonably request, provided, however, that no qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not the subject, and to do any and all other acts and things which may be necessary to enable the Holders to consummate the proposed sale, transfer or other disposition of such securities in any jurisdiction.

          (e) Action to be Taken by the Holders. In connection with the registration of Registrable Securities in accordance with paragraphs (a), (b) or
(c) of this Section 8, the Company's obligation shall be conditioned as to each such public offering upon a timely receipt by the Company in writing of:

          (i) Information as to the terms of such public offering furnished by or on behalf of each Holder intending to make a public offering of his, her or its Registrable Securities; and

          (ii) Such other information as the Company may reasonably require from such Holders, or any underwriter for any of them, for inclusion in such registration statement or Notification on Form 1-A.

          (f) For purposes of this Section 8, (i) the term "Holder" shall include holders of Shares, and (ii) the term "Registrable Securities" shall mean the Shares, if issued.

     9.   Notices to Holders.

          (a) Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders thereof the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company; provided, however, that in the event that a meeting of shareholders shall be called to consider and take action on a proposal for the voluntary dissolution of the Company, other than in connection with a consolidation, merger or sale of all, or substantially all, of its property, assets, business and good will as an entirety, then and in that event the Company shall cause a notice thereof to be sent by first-class mail, postage prepaid, at least twenty
(20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such meeting, to each registered Holder of Warrants at such Holder's address appearing on the Warrant Register; but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such voluntary dissolution.

          (b) In the event the Company intends to make any distribution on its Common Stock (or other securities which may be issuable in lieu thereof upon the exercise of Warrants), including, without limitation, any such distribution to be made in connection with a consolidation or merger in which the Company is the continuing corporation, or to issue subscription rights or warrants to holders of its Common Stock, the Company shall cause a notice of its intention to make such distribution to be sent by first-class mail, postage prepaid, at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such distribution, to each registered Holder of Warrants at such Holder's address appearing on the Warrant Register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution.

     10. Notices. Any notice pursuant to this Agreement to be given or made by this Holder of any Warrant and/or the holder of any Share to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows or to such other address as the Company may designate by notice given in accordance with this Section 10, to the Holders of Warrants and/or the holders of Shares:

                    MEDIA LOGIC, INC.
                    310 South Street
                    Plainville, MA  02762
                    Attention:  Chief Financial Officer

     Notices or demands authorized by this Agreement to be given or made by the Company to or on the Holder of any Warrant and/or the holder of any Shares shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class mail, postage prepaid, addressed to such Holder or such holder of Shares at the address of such Holder or such holder of Shares as shown on the Warrant Register or the books of the Company, as the case may be.

     11. Governing Law. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the substantive laws of the State of New York. The Company hereby agrees to accept service of process by notice given to it pursuant to the provisions of Section 10.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

                     [Signatures appear on the following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.

                                        MEDIA LOGIC, INC.



                                        By: /s/ William E. Davis
                                            ------------------------------
                                            Name:   William E. Davis, Jr.
                                            Title:  Chief Executive Officer


                                        ADAR EQUITIES, LLC


                                        By: /s/ Ari S. Parnes
                                            ------------------------------
                                            Name:   Ari S. Parnes
                                            Title:  Managing Director

                                                                       EXHIBIT A
No. A-1
                                                                250,000 Warrants


                                 MEDIA LOGIC, INC.

                                Warrant Certificate

     THIS CERTIFIES THAT for value received Adar Equities, LLC, or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase one fully paid and nonassessable share of common stock, $.01 par value (the "Common Stock"), of MEDIA LOGIC, INC., a Massachusetts corporation (the "Company"), at the purchase price equal to the Exercise Price, as defined in the Warrant Agreement, dated as of February 12, 1998 (the "Warrant Agreement"), between the Company and Adar Equities, LLC, upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of shares which may be purchased upon exercise thereof, rounded up to the nearest full share) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of the date of original issuance of the Warrants, based on the shares of Common Stock of the Company as constituted as such date.

     This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of the Warrant Agreement, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal officer of the Company.

     This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender thereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

     No holder of this Warrant Certificate shall be entitled to vote, receive dividends, subscription rights or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the Shares shall have become deliverable as provided in the Warrant Agreement.

     If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books, provided, however, that such books shall not be closed for longer than a 20-day period.

     IN WITNESS WHEREOF, THE COMPANY has caused the signature (or facsimile signature) of its President and its Secretary or Assistant Secretary to be printed hereon and its corporate seal (or facsimile) to be printed hereon.

Dated:    February 12, 1998


                                        MEDIA LOGIC, INC.



                                        By:___________________________________
                                           Name:   William E. Davis, Jr.
                                           Title:  Chief Executive Officer

Attest:


By:____________________________________
   Name:
   Title:

                                      FORM OF
                                     ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificates.)

     FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocable constitute and appoint ________________________, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:___________________


                                             ________________________________
                                             Signature


Signature Guaranteed:


                                       NOTICE

     The signature of the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration, or enlargement or any change whatsoever.

                                      FORM OF
                                ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Warrant Certificate).

TO:  MEDIA LOGIC, INC.

     The undersigned hereby irrevocable elects to exercise Warrants represented by this Warrant Certificate to purchase _______________ shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

            (Please insert social security, tax identification or other identifying number)


     __________________________________
     __________________________________
     __________________________________
     (Please print name and address)


Date:________________________

                                             ________________________________
                                             Signature

                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the face of this
                                             Warrant Certificate)

Signature Guaranteed: